UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

250 East Wisconsin Avenue, Suite 1900 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 19, 2014, Physicians Realty Trust (the “Company”) through its operating partnership, Physicians Realty L.P.(the “Operating Partnership”), closed an agreement of sale and purchase with Steele Properties I, LLC and Collyn Williams to purchase the Eagles Landing Family Practice medical office buildings located in McDonough, Jackson and Conyers, Georgia. The closing was subject to customary closing conditions, including accuracy of representations, the buyer and the tenant agreeing on the terms, conditions and form of a new, absolute net master lease and satisfaction of due diligence investigations. The medical office buildings occupy approximately 68,711 square feet and were acquired for approximately $20.8 million in cash. As of February 19, 2014, the properties were 100% leased.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2014, the Operating Partnership, as borrower and the Company and certain subsidiaries of the Company as guarantors entered into the Second Incremental Commitment Agreement and Third Amendment (the “Second Incremental Commitment Agreement) to the existing Credit Agreement dated August 29, 2013 with Regions Bank, as Administrative Agent (the “Credit Agreement”).

Subject to certain conditions precedent, the Second Incremental Commitment Agreement increases the borrowing capacity under the Credit Agreement’s senior secured revolving credit facility from $90 million to $140 million. All other material terms of the Credit Agreement remain substantially unchanged.  Under the existing Credit Agreement and subject to satisfaction of certain conditions, including additional lender commitments, the Operating Partnership has the option to increase the borrowing capacity under the revolving credit facility to up to $250 million.

The foregoing description of the Second Incremental Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to Second Incremental Commitment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(a) Financial Statements of Property Acquired.

The following Statement of Revenues and Certain Direct Operating Expenses was provided as part of the Company’s Prospectus filed pursuant to Rule 424(b)(4) on December 6, 2013 and is incorporated by reference

Independent Auditors’ Report

Statement of Revenues and Certain Direct Operating Expenses for the nine months ended September 30, 2013 (unaudited) and year ended December 31, 2012

Notes to the Statement of Revenues and Certain Direct Operating Expenses for the nine months ended September 30, 2013 (unaudited) and year ended December 31, 2012

(b) Pro Forma Financial Information.

The pro forma financial information was provided as part of the Company’s Prospectus filed pursuant to Rule 424(b)(4) on December 6, 2013 and is incorporated by reference

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012

(d) Exhibits

10.1        Second Incremental Commitment Agreement and Third Amendment, dated February 21, 2014 among Physician Realty L.P. as Borrower, Physicians Realty Trust, certain Subsidiaries and other Affiliates of the Borrower, as Guarantors, the Lenders party thereto and Regions Bank as Administrative Agent

99.1        Press Release, dated February 19, 2014, issued by Physicians Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*

Second Incremental Commitment Agreement and Third Amendment, dated February 21, 2014 among Physician Realty L.P. as Borrower, Physicians Realty Trust, certain Subsidiaries and other Affiliates of the Borrower, as Guarantors, the Lenders party thereto and Regions Bank as Administrative Agent

99.1*	Press Release, dated February 19, 2014, issued by Physicians Realty Trust